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                                                                    Exhibit 21.1

                            IMPCO TECHNOLOGIES, INC.

                          SUBSIDIARIES OF THE COMPANY


Name                                         Jurisdiction of Incorporation
--------------------------------------       ---------------------------------

IMPCO Technologies, B.V.                     Holland

IMPCO Europe, B.V.                           Holland

IMPCO Technologies, Pty.                     Australia

Grupo I.M.P.C.O. Mexicano, S. de R.L.        Mexico
  de C.V.

IMPCO de Venezuela S. de R.L.                Venezuela

IMPCO Tech Japan K.K.                        Japan